UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Affiliated Computer Services, Inc.

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SEC 1913 (02-02)

AFFILIATED COMPUTER SERVICES, INC.

2828 North Haskell Avenue
Dallas, Texas 75204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 30, 2003

To the Stockholders of

AFFILIATED COMPUTER SERVICES, INC.:

      The Annual Meeting of Stockholders of Affiliated Computer Services, Inc. will be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204 on October 30, 2003 at 11:00 a.m., Dallas, Texas time for the following purposes:

1. To elect directors to hold office for a one-year term and until their respective successors shall have been duly elected and qualified;

2. To consider and vote upon the performance-based incentive compensation for our executive officers;

3. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2004; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on September 19, 2003 as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. A holder of shares of our Class A common stock is entitled to one vote, in person or by proxy, for each share of Class A common stock on all matters properly brought before the Annual Meeting, and a holder of shares of our Class B common stock will be entitled to 10 votes, in person or by proxy, for each share of Class B common stock on all matters properly brought before the Annual Meeting.

      ALL HOLDERS OF OUR CLASS A COMMON STOCK AND CLASS B COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE.

By Order of the Board of Directors

William L. Deckelman, Jr.
Corporate Secretary

September 29, 2003

AFFILIATED COMPUTER SERVICES, INC.

2828 North Haskell Avenue
Dallas, Texas 75204

PROXY STATEMENT

for
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 30, 2003

GENERAL INFORMATION

       This proxy statement is being furnished to you as a stockholder of record, as of September 19, 2003, of Affiliated Computer Services, Inc., a Delaware corporation, in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204, on October 30, 2003, at 11:00 a.m., Dallas, Texas time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing this proxy statement and enclosed form of proxy to stockholders is on or about September 29, 2003.

Record Date and Voting

      Our Board of Directors has fixed the close of business on September 19, 2003 as the record date for the Annual Meeting. Only holders of record of the outstanding shares of Class A common stock and Class B common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the record date, we had outstanding 126,488,989 shares of Class A common stock, $0.01 par value per share, and 6,599,372 shares of Class B common stock, $0.01 par value per share. A holder of shares of Class A common stock is entitled to one vote, in person or by proxy, for each share of Class A common stock standing in his or her name on our books on the record date on any matters properly presented to a vote of the stockholders at the Annual Meeting. A holder of shares of Class B common stock is entitled to 10 votes, in person or by proxy, for each share of Class B common stock standing in his name on our books on the record date on any matter properly presented to a vote of the stockholders at the Annual Meeting. The Class A common stock and the Class B common stock are the only classes of stock entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting or any adjournment thereof is necessary to constitute a quorum to transact business. Abstentions and broker nonvotes (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. Abstentions are counted in tabulations of votes cast on proposals submitted to stockholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved. Under Delaware law, the stockholders do not have appraisal rights with respect to matters to be voted upon at the Annual Meeting.

Vote Required

      The affirmative vote of the holders of shares of Class A common stock and Class B common stock, voting together as a class, having a plurality of the voting power, in person or by proxy, is required to approve Proposal 1, the proposal to elect directors. Stockholders may not cumulate their votes in the election of directors. The affirmative vote of the holders of shares of Class A common stock and Class B common stock, voting together as a class, having a majority of the voting power eligible to vote and voting, either in person or by proxy, at the Annual Meeting, is required to approve Proposal 2, the proposal to approve the performance-based incentive compensation for our executive officers, and Proposal 3, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2004.

Proxy Solicitation, Revocation and Expenses

      All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted as indicated on the proxy. If the enclosed proxy is signed and returned, you may, nevertheless, revoke it at any time prior to the voting thereof at your pleasure, either by (i) your filing a written notice of revocation received by the person or persons named therein, (ii) your attendance at the Annual Meeting and voting the shares covered thereby in person, or (iii) your delivery of another duly executed proxy dated subsequent to the date thereof to the addressee named in the enclosed proxy.

      Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election of directors named below, to approve the performance-based compensation for our executive officers and to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2004. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of a matter called for vote.

      The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the Annual Meeting will be borne by us. We will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses for such solicitation.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the record date, certain information with respect to the shares of Class A common stock and the Class B common stock beneficially owned by (i) stockholders known to us to own more than 5% of the outstanding shares of such classes, (ii) each of our directors and Named Executive Officers, and (iii) all of our executive officers and directors as a group.

	Amount and	Percent of	Amount and	Percent of
	Nature of	Total Shares	Nature of	Total Shares	Percent of Total
	Beneficial	of Class A	Beneficial	of Class B	Shares of Class A
	Ownership of	Common	Ownership of	Common	and Class B	Percent of
	Class A	Stock	Class B	Stock	Common Stock	Total
	Common	Owned	Common	Owned	Owned	Voting
Name	Stock	Beneficially	Stock	Beneficially	Beneficially	Power(1)

BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK
FMR Corp.
82 Devonshire Street Boston, Massachusetts 02109	9,644,991 (2)	7.63%	—	—	7.25%	5.01%
AXA Financial
1290 Avenue of the Americas New York, NY 10104	7,528,340 (3)	5.95%	—	—	5.66%	3.91%
T. Rowe Price Associates, Inc.
100 E. Pratt Street Baltimore, MD 21202	7,270,670 (4)	5.75%	—	—	5.46%	3.78%
SECURITY OWNERSHIP OF MANAGEMENT
Darwin Deason(5)	2,650,408	2.10%	6,599,372	100%	6.95%	35.66%
Jeffrey A. Rich(6)	640,424	*	—	—	*	*
Mark A. King(7)	336,096	*	—	—	*	*
John Brophy(8)	931	*	—	—	*	*
Lynn Blodgett(9)	15,500	*	—	—	*	*
Frank A. Rossi(10)	75,000	*	—	—	*	*
Joseph P. O’Neill(11)	27,620	*	—	—	*	*
J. Livingston Kosberg	—	*	—	—	*	*
Dennis McCuistion(12)	400	*	—	—	*	*
All Executive Officers and Directors as a Group (fourteen persons)(13)	3,813,762	3.02%	6,599,372	100%	7.82%	36.27%

*	Less than 1%.

(1)	In calculating the percent of total voting power, the voting power of shares of Class A common stock (one vote per share) and Class B common stock (ten votes per share) are aggregated.

(2)	Based on filings by the stockholder with the Securities and Exchange Commission dated August 14, 2003. Shares reflected include those held by FMR Corp. and Fidelity International Limited. Such stockholder has indicated that it has sole voting power with respect to 2,842,543 shares and no voting power with respect to the remaining shares and shared investment power with respect to all shares.

(3)	Based on filings by the stockholder with the Securities and Exchange Commission dated August 14, 2003. Such stockholder has indicated that it has sole voting power with respect to 2,901,088 shares, shared voting power with respect to 2,491,414 shares and no voting power with respect to the remaining shares and sole investment power with respect to all shares.

(4)	Based on filings by the stockholder with the Securities and Exchange Commission dated August 13, 2003. Such stockholder has indicated that it has sole voting power with respect to 1,488,870 shares and no voting power with respect to the remaining shares and sole investment power with respect to all shares.

(5)	6,599,372 of the shares of our Class B common stock listed and 110,194 of the shares of our Class A common stock listed are owned by The Deason International Trust. Mr. Deason holds the sole voting power with respect to such shares through an irrevocable board resolution passed by the Trust. The investment power with respect to such shares is held by the Trust. The shares of our Class A common stock include 5,214 shares owned by Mr. Deason through the ACS Employee Stock Purchase Plan. We have filed an S-3 registration statement with the Securities and Exchange Commission, in which 1,504,562 shares of Class A common stock owned by Mr. Deason or The Deason International Trust are registered under an effective registration statement. Excludes 120,000 shares of our Class A common stock which are vested, but not exercisable under the terms of the stock option grant.

(6)	Includes 548,100 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 360 shares owned through the ACS 401(k) Plan; and 992 shares owned through the ACS Employee Stock Purchase Plan. Excludes 200,000 shares of our Class A common stock which are vested, but not exercisable under the terms of the stock option grant.

(7)	Includes 235,000 shares of Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 11,378 shares of our Class A common stock owned by Mr. King’s spouse (either individually or through an IRA), to which Mr. King disclaims beneficial ownership; 2,108 shares of our Class A common stock owned through the ACS 401(k) Plan; 5,986 shares of our Class A common stock owned by Mr. King through the ACS Employee Stock Purchase Plan; and 4,000 shares of Class A common stock owned by Mr. King in an IRA. Excludes 180,000 shares of our Class A common stock which are vested, but not exercisable under the terms of the stock option grant.

(8)	Includes 808 shares owned through the ACS Employee Stock Purchase Plan; and 123 shares owned through the ACS 401(k) Plan.

(9)	Excludes 231,800 shares of our Class A common stock which are vested but not exercisable under the terms of the stock option grant.

(10)	Includes 25,000 shares of our Class A common stock which are not outstanding, but are subject to options exercisable within sixty days of the record date.

(11)	Excludes 24,000 shares of our Class A common stock which are vested but not exercisable under the terms of the stock option grant.

(12)	All shares are held in the McCuistion and Associates, Inc. Profit Sharing Plan.

(13)	Includes 858,100 shares of our Class A common stock, which are not outstanding, but are subject to options exercisable within sixty days of the record date; 6,183 shares of our Class A common stock owned through the ACS 401(k) Plan; and 22,691 shares of our Class A common stock owned through the ACS Employee Stock Purchase Plan. Excludes 1,249,800 shares of our Class A common stock which are vested, but not exercisable under the terms of the stock option grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, all required forms were filed on time except that Harvey Braswell, our Executive Vice President and the President of our State Healthcare Group, filed a Form 4 on September 12, 2003 with respect to 1,100 shares purchased by Mr. Braswell on August 29, 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Board of Directors consists of seven directors. All directors must stand for election at the Annual Meeting and shall hold office for a one-year term and until their respective successors are elected and qualified.

      Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of each of the nominees for the Board of Directors named below. The proxies cannot be voted for more than seven nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select pursuant to the recommendation of the Nominating/ Corporate Governance Committee of the Board. You may withhold authority to vote for all nominees or withhold authority to vote for any nominee by following the directions provided on the proxy card or voter instruction form.

Nominees for Election as Director

      The following table lists the name and principal occupation of each nominee for director and the year in which each such person was first elected as a director.

		Served as
		Director
Name	Principal Occupation	Since

Darwin Deason	Chairman of the Board	1988
Jeffrey A. Rich	Chief Executive Officer	1991
Mark A. King	President and Chief Operating Officer	1996
Joseph P. O’Neill	President and Chief Executive Officer, Public Strategies Washington, Inc.	1994
Frank A. Rossi	Chairman, FAR Holdings Company, L.L.C.	1994
J. Livingston Kosberg	Investor	2003
Dennis McCuistion	President, McCuistion & Associates, Inc.	2003

Business Experience of each Nominee

      Set forth below is certain information with respect to each of the nominees for the office of director.

      Darwin Deason, age 63, has served as our Chairman of the Board since our formation in 1988. Mr. Deason also served as Chief Executive Officer from our formation until February 1999. Prior to our formation, Mr. Deason spent 20 years with MTech Corp., a data processing subsidiary of MCorp, a bank holding corporation based in Dallas, Texas, serving as MTech’s Chief Executive Officer and Chairman of the Board from 1978 until April 1988, and served on the boards of various subsidiaries of MTech and MCorp.

      Jeffrey A. Rich, age 43, has served as director since August 1991. Mr. Rich has served as our Chief Executive Officer since February 1999. He also served as President from April 1995 until August 2002 and as Chief Operating Officer from April 1995 until February 1999. Mr. Rich joined us in 1989 as Senior Vice President and Chief Financial Officer and was named Executive Vice President in 1991. Prior to joining us, Mr. Rich served as a Vice President of Citibank N.A. from March 1986 through June 1989. Mr. Rich also serves as a director of Pegasus Solutions, Inc.

      Mark A. King, age 46, has served as a director since October 1996. Mr. King has served as our President and Chief Operating Officer since August 2002 and had served as Chief Operating Officer since March 2001. Prior to that date he had served as Executive Vice President and Chief Financial Officer since May 1995. Mr. King joined us in November 1988 as Chief Financial Officer of various subsidiaries. Prior to joining us, Mr. King was Vice President and Assistant Controller of MTech Corp.

      Joseph P. O’Neill, age 56, has served as a director since November 1994. Mr. O’Neill has served as President and Chief Executive Officer of Public Strategies Washington, Inc., a public affairs and consulting firm, since March 1991, and from 1985 through February 1991 he served as President of the National Retail Federation, a national association representing United States retailers.

      Frank A. Rossi, age 66, has served as a director since November 1994. Mr. Rossi has served as Chairman of FAR Holdings Company, L.L.C., a private investment firm, since February 1994. Prior to that Mr. Rossi was employed by Arthur Andersen & Co. for over 35 years and, prior to his retirement in 1994, Mr. Rossi served in a variety of capacities for Arthur Andersen, including Managing Partner/ Chief Operating Officer and as a member of the firm’s Board of Partners and Executive Committee.

      J. Livingston Kosberg, age 66, was elected as a director in September 2003. Mr. Kosberg has been involved in a variety of industries including healthcare, finance, and construction. Currently, he serves as an advisor to several investment funds and is an active investor in U.S. Physical Therapy, where he served as its CEO from 1990 until May, 1995 and was its Chairman of the Board until 2000. He also served as Chairman of the Board of the Texas Board of Human Services and is a past president of both the Jewish Federation of Greater Houston and the Gulf Coast Chapter of the National Cystic Fibrosis Foundation. Mr. Kosberg was also honored in April 1988 by the Houston Chapter of the National Conference of Christians and Jews. Mr. Kosberg also serves as a director and is Chairman of the Board of Analytical Surveys, Inc.

      Dennis McCuistion, age 61, was elected as a director in September 2003. For the past 26 years, Mr. McCuistion has been President of McCuistion & Associates, providing consulting services to banks and businesses. Since 1990, Mr. McCuistion has served as executive producer and host of the nationally syndicated, award-winning McCuistion Program on PBS. Mr. McCuistion has also been an instructor for the American Institute of Banking for twenty years, and has been a faculty member for the Graduate School of Banking of the South, the Graduate School of Banking in Madison, Wisconsin, and the Southwestern Graduate School of Banking at Southern Methodist University. He is also a member of the National Association of Corporate Directors and the International Association of Facilitators.

      Except as set forth above, none of the nominees holds a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

      THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Committees and Meetings of the Board of Directors

      On September 11, 2003, certain changes in our Board of Directors occurred and a number of corporate governance initiatives were adopted by the Board of Directors, including the following:

i. The retirement or resignation of three management directors and one independent director was accepted and two new independent directors were elected by the remaining directors, which resulted in a majority of our Board of Directors being comprised of independent directors.

ii. The Board adopted Independence Standards to determine the independence of a director, which Independence Standards are consistent with the independence standards set forth in the proposed New York Stock Exchange Listing Standards, and upon such adoption made an affirmative determination that Messrs. Kosberg, McCuistion, O’Neill and Rossi were independent. A copy of the Independence Standards are attached hereto as Appendix A.

iii. Corporate Governance Guidelines were adopted, a copy of which is attached hereto as Appendix B. The Corporate Governance Guidelines include, among other things:

•	Submission of auditors to stockholders for approval annually,

•	Adoption of auditor rotation policy,

•	Formation of a Nominating/ Corporate Governance Committee of the Board of Directors comprised solely of independent Directors,

•	Institution of stock ownership guidelines for both directors and executive officers,

•	Prohibition on stock option re-pricing,

•	Formalization of the ability of independent directors and committees of the Board of Directors to retain outside advisors,

•	Formation of a Compensation Committee comprised solely of independent directors,

•	Performance of periodic formal Board evaluation, and

•	Limitation of the number of additional company boards a director may serve on to a maximum of four.

iv. The Audit Committee was reconstituted, with the four independent directors (Messrs. Rossi, O’Neill, Kosberg and McCuistion) being elected to serve thereon. Mr. Rossi was designated as the Audit Committee chairman. Upon consideration of the attributes of an audit committee financial expert as set forth in Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission, the Board of Directors determined that Mr. Rossi possessed those attributes through his years of public accounting experience and he was designated as the Audit Committee Financial Expert. Mr. Rossi is “independent” as that term is defined in Item 7(d)(3)(iv)(A) of Schedule 14A under the Exchange Act. The Board of Directors also approved and adopted a revised Audit Committee Charter, a copy of which is attached hereto as Appendix C.

v. The Special Compensation Committee was consolidated into the Compensation Committee, the Committee membership was reconstituted with two independent directors (Messrs. O’Neill and Kosberg) being elected to serve thereon, Mr. O’Neill was designated as the Chairman of the Compensation Committee, and a Compensation Committee Charter was adopted, a copy of which is attached hereto as Appendix D.

vi. The Nominating Committee was renamed the Nominating/ Corporate Governance Committee, the Committee membership was reconstituted with two independent directors (Messrs. O’Neill and McCuistion) being elected to serve thereon, Mr. O’Neill was designated as the Chairman of the Nominating/ Corporate Governance Committee, and a Nominating/ Corporate Governance Committee Charter was adopted, a copy of which is attached hereto as Appendix E.

      During fiscal year 2003, the standing committees of the Board of Directors were the Audit Committee, the Compensation Committee, the Special Compensation Committee, the Special Transaction Committee and the Nominating Committee.

      During fiscal year 2003 our Audit Committee was composed of Messrs. Rossi (Chairman) and O’Neill, and Clifford M. Kendall. Mr. Kendall is not standing for re-election. All of such Audit Committee members were independent as defined in the current New York Stock Exchange listing standards. The Audit Committee of the Board of Directors is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls and the independence and performance of our internal and independent auditors. The Audit Committee has selected the independent auditors for fiscal year 2004, subject to ratification by our stockholders. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. The Report of the Audit Committee for fiscal year 2003 is included in this proxy statement on page 19.

      During fiscal year 2003, the members of the Compensation Committee were Messrs. Deason (Chairman), Rossi and O’Neill. The Compensation Committee was responsible for recommending to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of our executive officers, including reviewing the salaries of the executive officers and recommending bonuses and other forms of additional compensation for the executive officers.

      In connection with our establishment of certain procedures to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, so that compensation to executive officers whose annual compensation exceeds $1 million may be deductible by us for federal income tax purposes, we formed the Special Compensation Committee in August 1996. The members of the Special Compensation Committee were Messrs. Rossi and O’Neill (Chairman). The Special Compensation Committee was responsible for reviewing the compensation of the executive officers whose annual compensation exceeds $1 million, including reviewing and recommending salaries, bonuses and other forms of additional compensation. The Special Compensation Committee was also responsible for the grant of all awards under the stock option plans (other than those to independent directors). The Report of the Compensation Committee and Special Compensation Committee for fiscal year 2003 is included in this proxy statement on page 17.

      The Special Transaction Committee, which was formed in August 1997 and on which Mr. Deason serves, has the responsibility of considering, evaluating, and approving the terms of potential transactions resulting in the acquisition of assets, businesses, or stock of third parties for cash, our Class A common stock, or other consideration with a dollar value of up to 10% of our consolidated assets. The Special Transaction Committee has delegated to the Chief Executive Officer the authority to consider, evaluate, and approve the terms of potential transactions resulting in the acquisition of assets, businesses, or stock of third parties for cash, our Class A common stock, or other consideration with a dollar value of up to $25,000,000.

      The Nominating Committee was formed in March 1999. Mr. Deason was the sole member of the Nominating Committee during fiscal year 2003. The Nominating Committee had the sole responsibility of considering, evaluating and recommending to the Board the slate of director nominees. Future recommendations as to nominees will be considered by the Nominating/ Corporate Governance Committee, which was formed on September 11, 2003 to replace the Nominating Committee. Recommendations by the Nominating/ Corporate Governance Committee are subject to the approval of Mr. Deason pursuant to his Employment Agreement with us. Recommendations for nominees can be submitted to the Nominating/ Corporate Governance Committee by directing them to our executive offices at 2828 North Haskell Avenue, Dallas, Texas 75204.

      During the fiscal year ended June 30, 2003, there were five (5) meetings of our Board of Directors. During the fiscal year, there were thirteen (13) meetings held by the Audit Committee and two executive sessions to meet with our independent auditor and to meet with the director of internal audit, two (2) meetings held by the Compensation Committee, one (1) meeting held by the Special Transaction Committee, nine (9) meetings held by the Special Compensation Committee, and one (1) meeting held by the Nominating Committee. Each incumbent director attended at least 75% of the meetings of the Board and the Board committees of which they are members.

PROPOSAL 2

APPROVAL OF PERFORMANCE-BASED INCENTIVE

COMPENSATION FOR OUR EXECUTIVE OFFICERS

      The Internal Revenue Code limits our tax deduction for expense in connection with compensation of our chief executive officer and our four other most highly-compensated executive officers for any fiscal year to the extent that the remuneration of such person exceeds $1 million during such fiscal year, excluding remuneration that qualifies as “performance-based compensation.” Section 162(m) of the Internal Revenue Code provides that in order for remuneration to be treated as qualified performance-based compensation, the material terms of the performance goals must be disclosed to and approved by the stockholders of the employer.

      At the Annual Meeting, the stockholders will be asked to approve the terms relating to incentive compensation to be paid to our executive officers for fiscal year 2004. Executive officer compensation for fiscal year 2004 will consist of a base salary, stock option plan, and bonus compensation and will be based on criteria that are similar to the criteria previously used in fiscal year 2003. There are approximately one thousand

(1,000) of our officers who will participate in the incentive compensation plan, including our nine (9) executive officers. See “Report of the Compensation Committee and Special Compensation Committee on Executive Compensation.” Executive officers (other than Mr. Rexford) will be entitled to receive varying percentages (up to 250% for the Chairman of the Board, up to 200% for the Chief Executive Officer, up to 175% for the President and Chief Operating Officer, and up to 150% for all the other six (6) executive officers) of their base salaries upon achievement of bonus performance goals, which include our achievement of pre-established growth performance goals in the following four targeted financial measures: consolidated revenues, consolidated earnings before interest, taxes, and acquisition amortization, consolidated pre-tax earnings and consolidated earnings per share. The maximum bonus that any executive officer may receive for the fiscal year 2004 will be $1,948,676. The bonus performance goals have been pre-established by the Compensation Committee and approved by the Board of Directors for all executive officers other than any executive officer whose compensation may exceed $1 million. For any executive officer whose compensation may exceed $1 million, bonus performance goals were established in fiscal year 2003 by the Special Compensation Committee and will be established after September 11, 2003 by the Compensation Committee, which consists solely of independent directors, and are then approved by our Board of Directors. We believe that the incentive-related provisions provide performance incentives that are and will be beneficial to our stockholders.

      Since the amounts payable under the performance-based incentive compensation plan for the fiscal year ending June 30, 2004 are dependent on our financial performance, the amounts are not currently determinable. However, the following table sets forth information regarding the amounts which would have been earned by each of the following executive officers if the plan had been in effect for the fiscal year ending June 30, 2003.

Maximum Incentive
Name and Position	Compensation ($)(1)

Darwin Deason	$1,948,676
Chairman of the Board
Jeffrey A. Rich	$1,500,000
Chief Executive Officer
Mark A. King	$962,500
President and Chief Operating Officer
John Brophy	$562,500
Group President — State & Local Solutions and Executive Vice President
Lynn Blodgett	$562,500
Group President — Commercial Solutions and Executive Vice President
All executive officers (9 persons)	$7,538,676

(1)	Since fiscal year 2004 incentive compensation is not yet determinable, the dollar value was calculated utilizing the fiscal year 2004 base salary and bonus percentages for each executive officer and the fiscal year 2003 bonus performance goals achieved by each respective executive officer.

      THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE INCENTIVE COMPENSATION PLAN FOR THE EXECUTIVE OFFICERS.

PROPOSAL 3

RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR

INDEPENDENT AUDITORS FOR FISCAL YEAR 2004

      PricewaterhouseCoopers LLP, independent certified public accountants, has been selected by the Audit Committee as our independent auditors for the fiscal year 2004, subject to ratification by the stockholders. PricewaterhouseCoopers LLP was also our independent auditors for fiscal year 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

      The affirmative vote of the holders of shares of Class A common stock and Class B common stock, voting together as a class, having a majority of the voting power eligible to vote and voting, either in person or by proxy, at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

Auditor’s Fees

      Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were as follows:

	2003		2002

	(in 000’s)
Audit Fees	$847	(1)	$586
Audit Related Fees	35		51
Tax Fees	438		133
All Other Fees	100		240

Total Fees	$1,420		$1,010

(1)	Includes $75,000 of fees that were applicable to fiscal year 2002, but not billed until fiscal year 2003. Such amount was not included in the fiscal year 2002 fees disclosed in the Proxy Statement for the 2002 Stockholders Annual Meeting.

      Fees for audit services include fees associated with the annual audit, and the reviews of the Company’s interim financial statements. Audit-related fees include fees associated with accounting consulting services. Tax fees include tax consulting and tax compliance and preparation work. All Other Fees includes, among other things, fees related to equity and debt offerings.

      Since December 2002 the Audit Committee has approved all of the independent auditors’ engagements and fiscal year 2003 fees presented above. In the future, all audit and non-audit services provided to the Company by our independent auditors will be pre-approved by the Audit Committee in accordance with the policies and procedures set forth in the current Audit Committee Charter. A copy of the Audit Committee Charter is attached hereto as Appendix C.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

BUSINESS EXPERIENCE OF EXECUTIVES

      Other than Messrs. Deason, Rich and King, who are standing for election to the Board of Directors and whose business experience is summarized in this proxy statement under Proposal 1 on page 5, the following is a summary of the business experience of our executive management:

      Lynn R. Blodgett, age 49, has served as our Executive Vice President, and Group President — Commercial Solutions since July 1999. From March 1990 until July 1999 Mr. Blodgett served as President of ACS Business Process Solutions, Inc. (formerly Unibase Technologies, Inc., an entity that we acquired in 1996).

      Harvey Braswell, age 58, has served as Executive Vice President, and Group President — State Healthcare since March 2003. Prior to that date Mr. Braswell served as our Executive Vice President and Group President — Government Services Group from March 2001 until March 2003 and from December 1995 until March 2001 he was an officer of ACS Enterprise Solutions, Inc. (formerly known as Business Records Corporation, an entity that we acquired in 1998).

      John M. Brophy, age 60, has served as Executive Vice President and Group President — State and Local Solutions since August 2001. From 1988 until August 2001 Mr. Brophy served both as President of Lockheed

Martin IMS Corporation (an entity we acquired in August 2001) and as an elected corporate officer of Lockheed Martin Corporation.

      William L. Deckelman, Jr., age 46, has served as Executive Vice President, Corporate Secretary and General Counsel since March 2000. From March 2000 until September 2003 Mr. Deckelman served as one of our directors. From May 1995 to March 2000 Mr. Deckelman was in private law practice, and was a shareholder of the law firm of Munsch Hardt Kopf & Harr, P.C. in Austin, Texas from January 1996 until March 2000. Previously, Mr. Deckelman served as our Executive Vice President, Secretary and General Counsel from November 1993 until May 1995 and as our Senior Vice President, Secretary and General Counsel of ACS from February 1989 through November 1993.

      Warren D. Edwards, age 38, has served as Executive Vice President and Chief Financial Officer since March 21, 2001. Prior to that time Mr. Edwards served as our Senior Vice President, Finance and Accounting since September 1996. In addition to other industry experience, Mr. Edwards also served for approximately six (6) years on the audit staff of PricewaterhouseCoopers LLP.

      Donald G. Liedtke, age 50, has served as an Executive Vice President since October 2001. Prior to that date Mr. Liedtke served as Chief Information Officer of Neptune Orient Lines/ American Presidents Line from January 2000 through October 2001; as Chief Information Officer of Packard Bell NEC from June 1998 to October 1999; and as Chief Information Officer of Guarantee Life Companies from January 1995 until November 1997.

      John H. Rexford, age 46, has served as Executive Vice President Corporate Development since March 2001. Prior to that date Mr. Rexford served as a Senior Vice President in our mergers and acquisitions area from November 1996 until March 2001.

DIRECTOR AND EXECUTIVE COMPENSATION

Director’s Compensation

      During fiscal year 2003, the members of our Board of Directors who were not employed by us in fiscal year 2003 (Messrs. Rossi, O’Neill and Kendall) received compensation as follows: (i) independent directors were paid $1,500 per Board of Directors meeting, (ii) members of the audit committee were paid $1,000 per audit committee meeting, (iii) the Audit Committee chairman was paid $10,000 annually, (iv) the Compensation Committee chairman was paid $5,000 annually, and (v) each independent director was paid a retainer of $25,000 annually. Directors are reimbursed for their travel expenses incurred in connection with the meetings. On November 30, 1994 we granted to Mr. Rossi options to purchase 100,000 shares of Class A common stock. Mr. Rossi’s options are fully vested and exercisable and, as of the record date, Mr. Rossi has exercised options to purchase 75,000 shares of Class A common stock. On November 30, 1994, we granted to Mr. O’Neill options to purchase 40,000 shares of Class A common stock, and all of such options were exercised in fiscal year 2003. On July 3, 2001 we granted to Mr. O’Neill options to purchase 60,000 shares of Class A common stock, which options vest ratably over five years and 24,000 of such options are vested as of the record date, but none of such options are exercisable until July 3, 2006.

      In fiscal year 2004, we will compensate independent directors as follows: (i) independent directors will be paid $1,500 per Board of Directors meeting, (ii) members of the audit committee will be paid $1,000 per audit committee meeting, (iii) the Audit Committee chairman will be paid $10,000 annually, (iv) the Compensation Committee chairman will be paid $5,000 annually, and (v) each independent director will be paid a retainer of $35,000 annually. In August 2003 Mr. Rossi and Mr. O’Neill were each granted options to purchase 20,000 shares of our Class A common stock. Mr. Kosberg and Mr. McCuistion will be granted options to purchase 20,000 shares of our Class A common stock. In the future independent board members may receive an annual grant of options to purchase up to 5,000 shares of our Class A common stock. In 2002 KPMG conducted a study on the then market compensation for independent directors. Such study was conducted by KPMG at our request. The KPMG study was based on compensation paid to independent directors in the computer services peer group and three independent director compensation surveys. The compensation to be paid to directors for fiscal year 2004 is based on an internally prepared update of the peer group study conducted by KPMG in 2002.

Summary of Named Executive Officers’ Cash and Other Compensation

      The following table sets forth certain information regarding compensation paid for all services rendered to us in all capacities during fiscal years 2003, 2002, and 2001 by our chief executive officer and the four other of our most highly compensated executive officers whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during fiscal year 2003 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal				Compensation	Awards	Options/	Payouts	Compensation
Position	Year	Salary($)	Bonus($)	($)	($)(1)	SARS(1)	($)(2)	($)

Darwin Deason	2003	734,882	1,837,205	118,007 (3)	—	600,000	—	21,362	(4)
Chairman of the Board	2002	608,749	1,521,895	—	—	—	—	30,963
	2001	574,295	1,435,750	—	—	—	—	9,558
Jeffrey A. Rich	2003	750,000	1,500,000	63,752 (5)	—	400,000	—	39,601	(6)
Chief Executive Officer	2002	525,000	1,050,000	—	—	—	—	13,751
	2001	500,000	1,000,000	—	—	200,000	—	5,992
Mark A. King	2003	500,000	875,000	—	—	200,000	—	13,063	(7)
President and Chief	2002	400,000	700,000	—	—	—	—	25,435
Operating Officer	2001	333,333	600,000	—	—	300,000	—	9,086
John Brophy	2003	335,000	502,500	—	—	75,000	—	27,083	(8)
Group President — State &	2002	262,306	396,180	—	—	200,000	—	26,055
Local Solutions and	2001	—	—	—	—	—	—	—
Executive Vice President
Lynn Blodgett	2003	325,000	487,500	—	—	75,000	—	18,231	(9)
Group President —	2002	275,000	412,500	—	—	72,000	—	19,052
Commercial Solutions, and	2001	250,000	198,750	—	—	100,000	—	90
Executive Vice President

(1)	We did not grant any restricted stock awards or stock appreciation rights (“SARS”) to the Named Executive Officers during fiscal years 2003, 2002 or 2001. Amounts adjusted for 2-for-1 stock split paid as cash dividend on February 22, 2002 to stockholders of record on February 15, 2002.

(2)	We did not grant any long-term incentive plan payouts to the Named Executive Officers during fiscal years 2003, 2002, or 2001.

(3)	Represents $93,989 in personal use of the corporate aircraft, $18,048 in auto expense, and $5,970 in tax preparation services.

(4)	Represents $19,580 in medical costs and $1,782 in life insurance premiums.

(5)	Represents $63,752 in personal use of the corporate aircraft.

(6)	Represents $36,518 in medical costs, $2,813 in matching 401(k) payments and $270 in life insurance premiums.

(7)	Represents $9,665 in medical costs, $3,000 in matching 401(k) payments, and $398 in life insurance premiums.

(8)	Represents $8,890 in matching 401(k) payments, $14,850 in subsidiary savings plan, $2,001 in medical costs, and $1,342 in life insurance premiums.

(9)	Represents $17,987 in medical costs and $244 in life insurance premiums.

      The following table sets forth the number of options granted during the fiscal year ended June 30, 2003 to the Named Executive Officers to purchase shares of Class A common stock and the potential realizable value of these options.

OPTION/ SAR GRANTS DURING FISCAL YEAR 2003

	Individual Grants
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options/SARS			of Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(2)
	Options/SARS	Employees in	Base Price	Expiration
Name	Granted(#)(1)	Fiscal Year(1)	($/share)	Date	5%($)	10%($)

Darwin Deason	600,000	17.4%	$35.75	7/23/12	13,489,790	34,185,776
Jeffrey A. Rich	400,000	11.6%	$35.75	7/23/12	8,993,193	22,790,517
Mark A. King	200,000	5.8%	$35.75	7/23/12	4,496,597	11,395,259
John Brophy	75,000	2.2%	$35.75	7/23/12	1,686,224	4,273,222
Lynn Blodgett	75,000	2.2%	$35.75	7/23/12	1,686,224	4,273,222

(1)	We did not grant any SARS to the Named Executive Officers during fiscal year 2003.

(2)	The amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of our stock price.

      All of the above options were granted on July 23, 2002. As it relates to Mr. Deason, KPMG performed a separate study on long-term incentives for founders within the technology sector. This study indicated that the stock option grant fell within the median and 75th percentile and falls below grants awarded to executives at other companies that ACS had outperformed. Other than the stock option grant which partially funded Mr. Deason’s Supplemental Executive Retirement Agreement, this is the first grant to Mr. Deason since ACS’ formation in 1988. The options granted to the other Named Executive Officers were based on (i) the operating results of ACS for fiscal year 2002, (ii) a study performed by KPMG on behalf of ACS of compensation paid to executives in the computer services group of companies that were peers to ACS, (iii) ACS’ internal analysis of compensation paid to executive officers, and (iv) the positioning of ACS in the business process outsourcing marketplace. ACS’ operating results for fiscal year 2002 compared to the prior fiscal year reflect a 48% increase in revenues, a 71% increase in net income, a 43% increase in earnings per share (25% after adjusting prior period elimination of goodwill amortization), a 121% increase in free cash flow and a 61% increase in new contract signings. The compensation study performed by KPMG on behalf of ACS reviewed the peer group companies in six separate financial categories and ACS was ranked in the 100th percentile in three of those categories, above the 75th percentile in two of those categories and above the 50th percentile in the other category.

      The following table provides information related to options exercised by the Named Executive Officers during fiscal year 2003 and the number and value of options held at fiscal year end. We do not have any SARS outstanding.

AGGREGATED OPTION/ SAR EXERCISES IN FISCAL YEAR 2003

AND JUNE 30, 2003 OPTION/ SARS VALUES

			Number of Securities
			Underlying Unexercised			Value of Unexercised in-the-
			Options/SARS at June 30,			Money Options/SARS at
	Shares	Value	2003(#)(2)			June 30, 2003($)(2)(3)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable		Exercisable	Unexercisable

Darwin Deason	—	—	—	750,000	(4)	—	11,117,813
Jeffrey A. Rich	208,000	7,928,278	48,100	1,100,000		1,691,557	26,949,875
Mark A. King	95,000	3,988,450	135,000	700,000		4,434,488	14,209,125
John Brophy	—	—	—	275,000		—	2,162,500
Lynn Blodgett	80,000	2,315,018	—	407,000		—	8,153,590

(1)	Represents the value realized upon exercise calculated as the number of options exercised times the difference between the actual stock trading price on the date of exercise and the exercise price.

(2)	We did not grant any SARS to the Named Executive Officers during fiscal years 2003, 2002 or 2001.

(3)	Represents the value of unexercised options calculated as the number of unexercised options times the difference between the closing price at June 30, 2003 of $45.73 and the exercise price.

(4)	Of these options, 150,000 have been granted to fund Mr. Deason’s Supplemental Executive Retirement Agreement.

      Mr. Deason’s Supplemental Executive Retirement Agreement and Employment Agreement; Severance Agreements for Certain Executive Officers

      In December 1998, we entered into a Supplemental Executive Retirement Agreement with Mr. Deason, which was amended in August 2003 to conform the normal retirement date specified therein to our fiscal year end next succeeding the termination of the Employment Agreement between Mr. Deason and us. Pursuant to the Supplemental Executive Retirement Agreement, which was reviewed and approved by the Board of Directors, Mr. Deason will receive a benefit upon the occurrence of certain events equal to the excess of (i) an actuarially calculated amount based on a percentage of his average monthly compensation determined by his monthly compensation during the highest thirty-six consecutive calendar months from among the 120 consecutive calendar months ending on the earlier of his termination of employment or his normal retirement date over (ii) the value of particular options granted to Mr. Deason (including 150,000 shares covered by options granted in October 1998 with an exercise price of $11.53 per share and 300,000 shares granted in August 2003 with an exercise price of $44.10). The percentage applied to the average monthly compensation will vary from 2% on June 30, 1999 to 56% on May 18, 2005. The events triggering the benefit are retirement, total and permanent disability, death, resignation, and change in control or termination for any reason other than cause. The benefit will be paid in a lump sum or, at the election of Mr. Deason, in monthly installments over a period not to exceed ten years. We have estimated that our obligation with respect to Mr. Deason under the Supplemental Executive Retirement Agreement was $6.25 million at June 30, 2003 and will be $15.4 million at June 30, 2007 (the normal retirement date under the Supplemental Executive Retirement Agreement) and the value (the excess of the market price over the option price) of the options at the record date was $8.7 million. If the payment is caused by a change in control and at such time Mr. Deason would be subject to an excise tax under the Internal Revenue Code with respect to the benefit, the amount of the benefit will be grossed-up to offset this tax.

      In March 1999, we also entered into an Employment Agreement with Mr. Deason. The Employment Agreement, which was previously reviewed and approved by the Board of Directors and replaced an earlier severance agreement, has a term that currently ends on May 18, 2007, provided that such term shall automatically be extended for one year periods on May 18 of each year, unless thirty (30) days prior to May 18 of any year, Mr. Deason gives notice to us that he does not wish to extend the term or our Board of Directors (upon a unanimous vote of the directors, except for Mr. Deason) gives notice to Mr. Deason that it does not wish to extend the term. The Employment Agreement provides annual adjustments to Mr. Deason’s base salary by a percentage equal to the average percentage adjustments to the annual salaries of our top five executive officers (excluding promotions). The Employment Agreement also provides for an annual bonus based on the achievement of financial goals set for Mr. Deason by the Special Compensation Committee. This bonus can be up to 250% of Mr. Deason’s base salary for that year, which is consistent with the bonus percent Mr. Deason has been eligible to receive since 1996. In addition, the Employment Agreement provides for severance benefits for Mr. Deason upon a change of control and for supplemental retirement benefits for Mr. Deason, which are in addition to the benefits under the aforementioned Supplemental Executive Retirement Agreement.

      We have previously entered into severance agreements with our executive officers who are or were members of the Board of Directors (other than Mr. Deason), which upon the occurrence of certain events, will entitle the executive to receive a severance benefit. Under the severance agreements, one of the conditions to payment of the severance benefit is that one of the following triggering events must occur: (i) we undergo a consolidation or merger in which we are not the surviving company or in which our common stock is converted into cash, securities or other property such that our holders of common stock do not have the same proportionate ownership of the surviving company’s common stock as they held of our common stock prior to the merger or consolidation; (ii) we sell, lease or transfer all or substantially all of our assets to a company in which we own less than 80% of the outstanding voting securities; or (iii) we adopt or implement a plan or proposal for our liquidation. If our Board of Directors does not approve the consummation of any of such foregoing triggering events, then each executive officer shall be entitled to receive the severance benefit. If our Board of Directors approves the consummation of the triggering event, then the executive’s right to receive the severance benefit accrues only if, within three years of the consummation of the triggering event, (a) the executive is terminated without cause, (b) the executive is directly or indirectly removed from a position he held prior to the consummation of the triggering event, (c) the executive suffers a significant and adverse change in the nature or scope of his authority or responsibilities, (d) the executive believes in good faith that he has been rendered unable to carry out his responsibilities or has suffered a reduction of his authority or responsibilities, (e) the executive is required to travel significantly more than prior to the consummation of the triggering event, or (f) if we materially breach the severance agreement.

      The executive’s right to receive such severance benefit also accrues if a person or entity (other than one or more trusts established by us for the benefit of our employees or a person or entity that holds 15% or more of our outstanding common stock on the date the particular severance agreement was entered into) becomes the beneficial owner of 15% or more of our outstanding common stock, or if during any period of 24 consecutive months there is a turnover of a majority of the Board of Directors. There shall be excluded from the determination of the turnover of directors, (i) those directors who are replaced by new directors who are approved by a vote of at least a majority of the directors (continuing director) who have been a member of our Board of Directors since August 5, 1997, (ii) a member of the board who succeeds an otherwise continuing director and who was elected, or nominated for election by our stockholders, by a majority of the continuing directors then still in office, and (iii) any director elected, or nominated for election by our stockholders to fill any vacancy or newly created directorship by a majority of the continuing directors still in office.

      The severance benefit to be received by each executive includes a lump sum payment, equal to (a) three times the sum of (i) the executive’s per annum base salary, plus (ii) the executive’s bonus for the preceding fiscal year, plus (b) the executive’s target bonus for the then-current fiscal year, pro rated to reflect the number of days the executive was employed by us in that fiscal year. In addition, we will, for up to three years after severance, continue to pay insurance benefits to the executive until the executive secures employment that provides replacement insurance, and we will continue to provide insurance benefits to the executive to the extent any new insurance the executive receives from a subsequent employer does not cover a pre-existing condition. Also, when determining any executive’s eligibility for post-retirement benefits under any welfare benefit plan, the executive shall be credited with three years of participation and age credit. The executive is also entitled to receive additional payments to compensate for the effect of excise taxes imposed under Section 4999 of the Internal Revenue Code and any interest or penalties associated with these excise taxes upon payments made by us for the benefit of the executive.

      These severance agreements may be terminated by us with one year advance written notice; however, if a triggering event is consummated prior to termination by us, then these agreements will remain in effect for at least three years plus any additional time necessary to give effect to the terms of the agreements.

Stock Option Information

      The following table summarizes certain information related to our stock option and employee stock purchase plans.

EQUITY COMPENSATION PLAN INFORMATION

	Number of		Number of Securities
	Securities to be		Remaining Available for
	Issued Upon		Future Issuance Under
	Exercise of		Equity Compensation
	Outstanding	Weighted Average	Plans (Excluding
	Options, Warrants	Exercise Price of	Securities Reflected in
	and Rights as of	Outstanding Options,	Initial Column) as of
Plan Category	June 30, 2003	Warrants and Rights	June 30, 2003

Equity compensation plans approved by stockholders Stock Options(1)	12,959,800	$27.42	4,681,140
Employee Stock Purchase Plan	n/a	n/a	1,902,659
Equity compensation plans not approved by stockholders	—	—	—

Total	12,959,800	$27.42	6,583,799

(1)	These Plans consist of the 1988 Stock Option Plan and the 1997 Stock Incentive Plan. No additional shares can be issued under the 1988 Stock Option Plan. Upon exercise the holder is entitled to receive Class A common stock.

Stock Ownership Guidelines

      On September 24, 2003 the Board of Directors adopted a policy for stock ownership by its directors and executive officers. The Board of Directors may evaluate whether exceptions should be made to any of these policies for any director or executive officer and may from time to time change such policies.

      Our CEO is required to own shares of our Class A common stock having a value equal to a minimum of five times his or her annual base salary. As of June 30, 2003 our CEO owned Class A common having a value in excess of five times his annual base salary. All of our other executive officers are required to own shares of our Class A common stock having a value equal to a minimum of three times his or her annual base salary. Executive officers elected on or after July 1, 2000 shall meet such minimum ownership requirement within five years after the date such policy was adopted. Executive officers elected prior to July 1, 2000, shall meet such minimum ownership requirement within three years after the date of adoption of such policy. Independent directors serving on the Board of Directors are required to own shares of our Class A common stock having a value equal to a minimum of three times their annual retainer. Independent directors serving on the board on the date of such policy adoption shall meet such minimum ownership requirement within three years after the date such policy was adopted. New directors elected to serve on the Board of Directors shall meet such minimum ownership requirement within five years after their election.

REPORT OF THE COMPENSATION COMMITTEE AND SPECIAL COMPENSATION

COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee has been responsible for approving compensation for certain of our senior executives. The Compensation Committee made recommendations to the Board of Directors on policies and plans concerning the salaries, bonuses and other compensation for all executive officers. Prior to September 11, 2003, the approval and recommendation of salaries, bonus and other compensation for Mr. Deason, Mr. Rich and Mr. King was the responsibility of the Special Compensation Committee. Subsequent to September 11, 2003 the Compensation Committee, which is now comprised of independent directors, will have the responsibility for approving compensation for all of our senior executives.

      The objective of our executive compensation program is to attract and retain qualified, motivated executives and to closely align their financial interests with both the short and long-term interests of our stockholders. The executive compensation program is intended to provide our executive officers with overall levels of compensation that are competitive within the business process and information technology outsourcing industry, as well as within a broader spectrum of companies of similar size and complexity.

CEO Compensation

      The Special Compensation Committee determined the base salary, bonus and other compensation for the CEO, based upon our financial performance, and upon the contribution, performance, and the pay levels of similarly positioned executives in comparable companies. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered. During fiscal year 2003, Mr. Rich earned a salary of $750,000 and received a cash bonus of $1,500,000. The bonus paid to Mr. Rich reflected our achievement of all the objective goals on which Mr. Rich’s bonus was based for fiscal year 2003. During fiscal year 2003 and based on the KPMG study, Mr. Rich was awarded options to purchase 400,000 shares of our Class A common stock, $.01 par value. In determining Mr. Rich’s compensation package for fiscal year 2004, the Special Compensation Committee considered (i) our operating results for fiscal year 2003, (ii) an internally prepared update of a study performed in 2002 by KPMG on our behalf of compensation paid to executives in the computer services group of companies that are peers to us, (iii) our internal analysis of compensation paid to executive officers, and (iv) our positioning in the business process outsourcing marketplace. Our operating results for fiscal year 2003 compared to the prior fiscal year reflect a 24% increase in revenues, a 34% increase in net income, and a 25% increase in earnings per share. The compensation study performed in 2002 by KPMG on our behalf reviewed the peer group companies in six separate financial categories. Based on our internally generated update, we have determined that in fiscal year 2003, we were ranked in the 100th percentile in four of those categories, above the 90th percentile in one of those categories and at the 50th percentile in the other category. Mr. Rich has been instrumental in our growth and operating performance and in positioning us as a leader in BPO services. However, at the request of Mr. Rich, his annual base salary for fiscal year 2004 will remain the same. Mr. Rich’s bonus for the fiscal year ending June 30, 2004 will range from zero to 200%, such percentage range being unchanged from the prior year. The actual percentage will be determined based on objective performance criteria. Mr. Rich’s salary and bonus is slightly above the average salary and bonus for company CEO’s in the KPMG compensation study, but well below the 75th percentile.

      The three principal components of our executive compensation program are base salary, annual incentive bonus opportunities and stock options.

          Base Salaries

Each executive officer’s base salary is reviewed annually and is subject to adjustment on the basis of individual, corporate and, in some instances, business unit performance, as well as competitive and inflationary considerations.

          Incentive Bonus

Incentive bonus payments for executive officers are made at the end of each fiscal year based upon the achievement of some or all of the following: consolidated financial criteria (which can include consolidated revenues, consolidated earnings before interest, taxes and acquisition amortization, consolidated pre-tax earnings and consolidated earnings per share), business unit financial criteria, and the attainment of individual goals. Such criteria and goals are established by our CEO, and are subject to approval by the Compensation Committee of the Board of Directors, at the beginning of each fiscal year (or, in the cases of the Chairman, the Chief Executive Officer, and the President and Chief Operating Officer, subject to the approval of the Special Compensation Committee). For fiscal year 2003, executive officers were eligible to receive maximum bonuses of between 150% and 250% of salary provided the set goals and criteria were met. During fiscal year 2003, we achieved 100% of such measures of consolidated financial criteria.

          Stock Option Plan

Our 1997 Stock Incentive Plan (“Stock Option Plan”) is administered by the Special Compensation Committee, and after September 11, 2003 will be administered by the Compensation Committee. Prior to September 11, 2003, the Special Compensation Committee approved the individuals eligible to receive grants of options under the Stock Option Plan, the type of option granted, the number of shares of Class A common stock subject to a grant and the terms of the grant, including exercise price, exercise date and any restrictions on exercise. After September 11, 2003 such responsibilities will be assumed by the Compensation Committee.

The Stock Option Plan also provides for the issuance of stock purchase rights. When the Special Compensation Committee determines to grant a stock purchase right, it will advise the recipient of the grant of the terms and conditions of the grant, including any restrictions on the grant, the number of shares subject to the grant, the exercise price of the grant and the time within which the grant must be accepted by the recipient. The maximum amount of time that a recipient may have to accept the grant is 30 days. The purchase price of stock acquired pursuant to a stock purchase right shall not be less than 50% of the fair market value of our Class A common stock at the time of grant. There have been no stock purchase rights granted through June 30, 2003.

The Corporate Governance Guidelines adopted by the Board of Directors on September 11, 2003 includes a provision prohibiting re-pricing of stock options. A copy of the Corporate Governance Guidelines are attached hereto as Appendix B.

Submitted by the Compensation Committee
and the Special Compensation Committee
of the Board of Directors:

DARWIN DEASON*
FRANK A. ROSSI
JOSEPH P. O’NEILL

*	Not a member of the

Special Compensation Committee

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors was, until September 11, 2003, comprised of the three directors named below. Each member of the Audit Committee during fiscal year 2003 was an independent director as defined by the current New York Stock Exchange Listing Standards. The Audit Committee has adopted a revised written charter which was approved by the Board of Directors on September 11, 2003. The Audit Committee has reviewed and discussed our audited financial statements with management, which has primary responsibility for the financial statements and related system of internal controls. PricewaterhouseCoopers LLP (PwC), our independent auditor for fiscal year 2003, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). PwC has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed PwC’s independence. The Audit Committee also concluded that PwC’s provision of non-audit services is compatible with PwC’s independence.

      Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2003 and that PwC be appointed our independent auditors for our fiscal year 2004, subject to stockholder ratification. The foregoing report is provided by the following independent directors, who constituted the Audit Committee during fiscal year 2003.

Submitted by the Audit Committee
of the Board of Directors

FRANK A. ROSSI
JOSEPH P. O’NEILL
CLIFFORD M. KENDALL

COMPARISON OF TOTAL CUMULATIVE RETURN FROM JUNE 30, 1998

THROUGH JUNE 30, 2003 OF
AFFILIATED COMPUTER SERVICES, INC. CLASS A COMMON STOCK,
STANDARD & POOR’S 500 SOFTWARE & SERVICES INDEX
AND THE STANDARD & POOR’S STOCK INDEX

	06/30/98	06/30/99	06/30/00	06/30/01	06/30/02	06/30/03

ACS	100	131	86	187	247	238
Standard & Poor’s 500 Software & Services Index	100	151	168	123	79	81
Standard & Poor’s Stock Index	100	123	131	112	93	93

      Note: The graph above compares the total cumulative return of our Class A common stock from June 30, 1998 through June 30, 2003 with the Standard & Poor’s 500 Software & Services Index and the Standard & Poor’s Stock Index.

      The graph assumes the investment of $100 on June 30, 1998 and the reinvestment of all dividends. The stock price performance shown on the graph is not necessarily indicative of future stock performance.

      THE ABOVE REPORTS OF THE COMPENSATION COMMITTEE, SPECIAL COMPENSATION COMMITTEE AND AUDIT COMMITTEE AND THE STOCK PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH OR INCORPORATED BY REFERENCE INTO ANY FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE SUCH REPORT OR GRAPH BY REFERENCE.

Compensation Committee Interlocks and Insider Participation

      During fiscal year 2003, the Compensation Committee was composed of Darwin Deason, Frank A. Rossi and Joseph P. O’Neill and the Special Compensation Committee consisted of Messrs. Rossi and O’Neill. No member of the Special Compensation Committee was an officer or employee of ours or any of our subsidiaries. None of our executive officers served on the Board of Directors or on the compensation committee of any other entity, for which any officers of such other entity served either on our Board or on our Compensation Committee. For information on insider participation, see “Certain Transactions.”

CERTAIN TRANSACTIONS

      As of June 30, 2002, we held a minority preferred stock interest in DDH Aviation, Inc., a corporate airplane brokerage company organized in 1997 (“DDH”). Our Chairman owns a majority voting interest in DDH and our President and General Counsel, along with our Chairman, were directors of DDH. At June 30, 2002, DDH had a $48 million line of credit with Citicorp USA, Inc., for which we and our Chairman, in exchange for warrants to acquire additional voting stock, acted as partial guarantors. In addition, we obtained access to corporate aircraft at favorable rates in consideration of our guaranty. We had guaranteed up to approximately $11.5 million of the line of credit and our Chairman guaranteed up to approximately $17.5 million of the line of credit.

      In July 2002, our Chairman assumed in full our guaranty obligations to Citicorp and our guaranty to Citicorp was released in full. Our minority preferred stock interest and warrants (with a recorded value of $100,000 at June 30, 2002) in DDH were cancelled. We have no further ownership interest in DDH. Our officers, other than the Chairman, are no longer directors of DDH. In the first quarter of fiscal year 2003, we purchased $1.0 million in prepaid charter flights at favorable rates from DDH. As of June 30, 2003, we have $0.8 million remaining in prepaid flights with DDH. During fiscal year 2003, we paid DDH approximately $0.5 million for maintenance services, chartered aircraft and equipment.

      In August 2001, we purchased a Challenger 600 aircraft from DDH for a purchase price of $8.5 million, which included interior and exterior refurbishment of the aircraft. As of June 30, 2002, the purchase price for the aircraft was paid in full, and refurbishment was near completion. The aircraft was delivered to us in the first quarter of fiscal year 2003.

STOCKHOLDERS PROPOSALS FOR 2004 ANNUAL MEETING

      If any of our stockholders intends to present a proposal for consideration at the fiscal year 2004 Annual Meeting of Stockholders and desires to have such proposal in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at our principal executive offices, 2828 North Haskell Avenue, Dallas, Texas 75204, Attention: William L. Deckelman, Jr., Corporate Secretary, no sooner than May 1, 2004, but not later than May 31, 2004. If any of our stockholders intends to present a proposal or consideration at the fiscal year 2004 Annual Meeting of Stockholders without inclusion of such proposal in the proxy statement and form of proxy, such stockholder must provide notice to us of such proposal. In accordance with Section 8(c) of our Bylaws, in order to be timely submitted for the fiscal year 2004 Annual Meeting, we must receive the notice no sooner than May 1, 2004, but not later than May 31, 2004. We must receive such notice at our principal executive offices, 2828 North Haskell Avenue, Dallas, Texas 75204, Attention: William L. Deckelman, Jr., Corporate Secretary.

By Order of the Board of Directors

William L. Deckelman, Jr.
Corporate Secretary

September 29, 2003

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

ADOPTED BY THE BOARD OF DIRECTORS
OF
AFFILIATED COMPUTER SERVICES, INC.

AS ADOPTED SEPTEMBER 11, 2003

      Only directors who the Board of Directors has affirmatively determined have no material relationship (whether directly or indirectly, including but not limited to, as a partner, shareholder or officer of an organization that has a relationship with the Company) with the Company will be considered independent. The following guidelines have been established to assist the Board of Directors in its determination of director independence. For the purposes of these standards, the term “Company” means Affiliated Computer Services, Inc. and its direct and indirect subsidiaries.

      No director will be considered independent if, within the last five years prior to the date of determination, the director or any of such director’s immediate family:

(a) received, more than $100,000 in any year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided that the Board may negate this presumption with respect to a director if the Board determines (and no independent director dissents) that, based upon the relevant facts and circumstances, such compensatory relationship is not material; or

(b) who is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company; or

(c) was employed as an executive officer of another company where any of the Company’s present executive officers serves on such other company’s compensation committee; or

(d) is an executive officer or an employee of another company (i) that accounts for the greater of 2% or $1 million of the Company’s consolidated gross revenues, or (ii) for which the Company accounts for the greater of 2% or $1 million of such other company’s consolidated gross revenues; or

(e) is affiliated with a charitable organization that receives substantial charitable contributions from the Company.

A-1

APPENDIX B

CORPORATE GOVERNANCE GUIDELINES

ADOPTED BY THE BOARD OF DIRECTORS
OF
AFFILIATED COMPUTER SERVICES, INC.

AS ADOPTED SEPTEMBER 11, 2003

      The following Corporate Governance Guidelines were formally adopted by the ACS Board of Directors in September 2003. The purpose of the Guidelines is to assist the Company’s Board of Directors in maintaining effective corporate governance practices for the long-term benefit of its stockholders. The Guidelines formalize certain practices followed by the ACS Board since formation of ACS, and also establish new governance practices the Board has implemented to strengthen the Company’s corporate governance and to comply with new listing standards of the New York Stock Exchange and new legal requirements. The ACS Board intends to review the Guidelines periodically and revise the Guidelines as the Board deems appropriate in light of continuing developments in corporate governance principles.

Board Role and Responsibilities

      1.     Role and Responsibilities of the Board. The primary role of the ACS Board is to exercise its business judgment to promote the long-term interests of the Company’s stockholders. The Board provides strategic direction to the Company and oversight of management in the performance of the Company’s business activities. The Board’s responsibilities include:

•	Review, approval and monitoring of the Company’s significant financial and business strategies as developed by management;

•	Review and approval of material transactions and corporate activities not entered into in the ordinary course of business;

•	Assessment of material risks facing the Company and review of management’s plans for mitigating such risks;

•	Evaluation of performance and compensation of the CEO and oversight of CEO succession planning;

•	Oversight of the evaluation of performance and compensation of executive management; and

•	Oversight of the Company’s processes and practices for ensuring the Company’s compliance with laws and the integrity of the Company’s financial reporting, internal controls, and public disclosure.

      2.     Responsibilities of Individual Directors. In addition to the qualifications required of individual ACS directors described in the Guidelines, directors are expected to understand the Company’s businesses and markets, to regularly attend and be prepared for Board and committee meetings, and to actively participate in board discussions and decisions. ACS directors are expected to proactively promote the best interests of the Company and to be generally available between formal meetings for advice and consultation on matters of importance to the Company.

      3.     Ethics and Conflicts of Interest. ACS directors are expected to act ethically at all times and to adhere to the Company’s Business Code of Conduct when they are representing or acting on behalf of the Company. If a director develops an actual or potential conflict of interest with the Company, the director must report the conflict immediately to the Chairman of the Board’s Audit Committee and the Company’s General Counsel. If a significant conflict exists and cannot be resolved between such director and the Board, the director should resign. All directors must recuse themselves from any decision affecting their personal, business or professional interests.

Board Composition

      4.     Majority of Independent Directors. The Board of Directors will have a majority of members who meet the applicable independence requirements of the New York Stock Exchange and any applicable law. The Board’s Nominating and Corporate Governance Committee will review the independence of each director under the applicable requirements annually and will present its findings and recommendations to the Board. In conducting its review the Nominating and Corporate Governance Committee will consider that Board members’ independence may be jeopardized if Board compensation exceeds appropriate levels, if the Company makes substantial charitable contributions to organizations with which a Board member is affiliated, or if the Company enters into material consulting arrangements with (or provides other indirect forms of compensation to) a director or an organization with which a director is affiliated. Based on these findings and recommendations the Board will affirmatively determine whether each director is independent under the applicable requirements and the Company will publicly disclose such determinations in accordance with the requirements of the New York Stock Exchange or applicable law.

      5.     Board Size. The Company’s Certificate of Incorporation, as amended, provides that the Board of Directors shall consist of not fewer than three or more than fifteen members (with the exact number to be determined by the Board). The Board should be neither too small to maintain the needed expertise and independence, nor too large to function effectively. However, from time to time, the Board will evaluate its size and determine whether changing circumstances warrant a change in the size of the Board.

      6.     Board Leadership. The Chairman of the Board will preside at all meetings of the Company’s stockholders and the Board of Directors. The Chairman of the Board position and the Chief Executive Officer position are held at this time by separate individuals. The Company’s current Chairman of the Board serves in that position during the term of his employment agreement with the Company. If for any reason he should cease to serve in that position, the Company’s bylaws provide that the Chairman of the Board would be chosen by the remaining directors. The Board has concluded at this time that it is not necessary to establish a “lead director.” The Chairman of the Nominating and Corporate Governance Committee will preside at all executive session meetings of the non-management directors.

      7.     Nomination and Selection of Directors. Directors are elected each year by the Company’s stockholders at the Annual Meeting of Stockholders. The Board’s Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending a qualified slate of nominees for election to the Board. The Nominating and Corporate Governance Committee may, in the exercise of its discretion, actively solicit nominee candidates; however, nominee recommendations submitted by other directors or stockholders will be considered. The slate of nominees proposed by the Nominating and Corporate Governance Committee is subject to approval by the Chairman of the Board under his employment agreement with the Company as permitted by New York Stock Exchange rules. Any vacancies occurring in non-management director positions between annual stockholder meetings are filled by the Board and vacancies in director positions held by management are filled by the Chairman of the Board.

      8.     Board Qualifications. The Nominating and Corporate Governance Committee establishes the qualifications for directors and reviews such qualifications with the Board annually. The Nominating and Corporate Governance Committee seeks candidates who have the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. Candidates nominated for election or reelection to the Board should possess the following qualifications:

•	Sound personal and professional integrity;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, finance and accounting, government, education or technology;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about the Company’s businesses;

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	Involvement only in activities or interests that do not conflict with the director’s responsibilities to the Company and its stockholders.

      9.     Extending Invitation to Potential Director. The invitation to a prospective Board member to join the Board will be extended by the Chairman of the Board following the qualification and selection of the nominee in accordance with the procedures described in paragraph 7 above.

      10.     Retirement. The Board does not have a mandatory retirement policy for directors. The Board believes that factors such as the age of a director will be appropriately considered by the Nominating and Corporate Governance Committee on an annual basis. However, the Board will continue to review this issue and could in the future determine that a mandatory retirement policy is appropriate.

      11.     Resignations; Changes in a Director’s Principal Business Activities. Any director who is also an officer of the Company shall submit a letter of resignation to the Board upon any termination of employment as an officer of the Company. Any non-management director who experiences a significant change in the director’s principal business or other activity in which the director was engaged at the time of the director’s election will consult with the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee and will offer to resign as a director. The Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee will review the circumstances, determine whether resignation from the Board is appropriate, and recommend a course of action to the Board.

      12.     Term Limits. The Board does not have a term limits policy for length of service as a director. The absence of term limits allows the Company to retain directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

      13.     Service on Other Boards and Other Commitments. Service as a director of the Company is a significant commitment in terms of both time and responsibility. Accordingly, each director is encouraged to limit the number of other public or private company boards on which the director serves and to be mindful of the director’s other existing and planned commitments, so that such other directorships and commitments do not materially interfere with the director’s service as an effective and active member of the Company’s Board. The Board has adopted a policy that directors should not serve as a director of more than four public companies in addition to the ACS Board. Directors must advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or significant private company board.

Board Operation

      14.     Scheduling Board Meetings. The Chairman of the Board in consultation with other directors will determine the timing and length of Board meetings. The Board expects that a minimum of four regular meetings per year, one in each fiscal quarter, is desirable for the performance of the Board’s responsibilities. In addition to regularly scheduled meetings, special Board meetings may be called at any time in accordance with the procedures set forth in the Company’s bylaws to address specific needs of the Company.

      15.     Establishing Board Meeting Agendas. The Chairman of the Board in consultation with executive management will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda, request the presence of or a report by any member of the Company’s management, or raise at any Board meeting subjects that are not on the agenda for that meeting.

      16.     Meeting Attendance and Preparation. Directors are expected to attend all Board meetings and meetings of committees on which they serve, to spend the time needed to review materials in advance of such meetings, to participate in such meetings, and to meet as frequently as necessary to properly discharge their responsibilities. In advance of each Board meeting and Board committee meeting, directors will receive the meeting agenda and other materials important to the Board’s understanding of the matters to be considered. In addition, periodically directors will receive and should review materials designed to keep them well informed as to the most significant aspects of the Company’s business, performance and prospects.

      17.     Access to Management. Each director has complete and open access to the Company’s executive management. Directors should inform the Chairman of the Board of any material issues they believe should be addressed directly with executive management. In addition, the Board encourages, or may require, the attendance of executive management at Board and committee meetings in order to brief the Board and its committees on particular topics. The Board encourages the Company’s executive management to offer presentations at such meetings by managers who can provide additional insight into items being considered or who have potential for greater responsibility and should be given exposure to the Board.

      18.     Access to Independent Advisors. The non-management directors as a group and each of the Board’s committees have the authority to retain at any time, at the expense of the Company, independent legal, financial or other advisors if they determine such independent advice is necessary, appropriate and in the best interests of the Company and its stockholders.

      19.     Executive Sessions of Non-Management Directors. Non-management directors will meet without management present at least twice annually at regularly scheduled executive sessions and at such other times as they may deem necessary or appropriate. The Chairman of the Nominating and Corporate Governance Committee will preside at these meetings and, as appropriate, will report the results of the meetings to the Chairman of the Board or invite the Chairman of the Board to join the executive sessions for further discussion.

      20.     External Communication. The Board believes that it is the responsibility of the Company’s executive management to speak on behalf of the Company to stockholders, analysts, the media, customers, suppliers or employees. If comments from or on behalf of the Board are appropriate under the circumstances, they should, in most cases, be made by the Chairman of the Board or his designee. In those instances in which it is necessary for an individual director to speak with such outside constituencies, it is expected that the director will do so only with the knowledge of the Chairman of the Board and, absent unusual circumstances, only at the request of the Chairman of the Board.

      21.     Annual Performance Evaluation. The Nominating and Corporate Governance Committee will establish appropriate performance criteria and processes for, and implement and oversee, an annual performance evaluation of each director, each committee of the Board, and the Board as a whole. The Nominating and Corporate Governance Committee will report the results of these evaluations to the Board and identify opportunities to improve the effectiveness of the Board and its Committees.

      22.     New Director Orientation; Continuing Education. The Nominating and Corporate Governance Committee will develop and oversee an orientation program for new directors. The orientation process will include comprehensive information about the Company’s businesses and financial performance, as well as the policies, procedures and responsibilities of the Board and its committees. New directors will also meet with senior management and will have the opportunity to visit Company facilities. In addition, the Company will facilitate the participation of directors in relevant continuing education programs when requested by a director or when the Board concludes that such education would be of significant benefit to a director.

Board Committees

      23.     Board Committees and Responsibilities. The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Special Transaction Committee. The Board of Directors may, from time to time, establish or maintain additional committees as necessary or appropriate. The Board has adopted charters for each committee setting forth the purpose and responsibilities of the committee. Each committee will report to the Board on its meetings and activities at the next regularly scheduled meeting of the Board or as appropriate.

      24.     Independent Director Committee Members. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are comprised solely of directors who meet the applicable independence requirements of the New York Stock Exchange and any applicable law.

      25.     Assignment of Committee Members. The Nominating and Corporate Governance Committee will make annual recommendations to the Board for committee appointments. In selecting committee members the Nominating and Corporate Governance Committee and the Board will consider several factors, including each director’s interests, tenure and subject-matter expertise; the need for both continuity and fresh ideas and perspectives; and applicable requirements of the Securities and Exchange Commission, Internal Revenue Service, New York Stock Exchange and other legal requirements.

      26.     Limit on Audit Committee Memberships. Given the significant time demands and responsibilities of serving on a public company audit committee, the Board has established a policy that no member of the Audit Committee may serve on more than two other public company audit committees.

      27.     Committee Meeting Frequency, Length and Agendas. The Chairman of each Board committee, in consultation with the committee members and appropriate members of management, will determine the frequency and length of committee meetings and develop the agenda for each committee meeting. However, the Board expects that the Audit Committee will meet at least eight times per year, or twice quarterly, to review financial results prior to earnings release and in conjunction with the quarterly Board meetings to review matters as deemed appropriate. The Chairman of the Board may participate in any committee meeting except when such participation would present a conflict of interest or the meeting is a non-management executive session of the committee.

Board Compensation and Stock Ownership

      28.     Compensation of Directors. The Board, upon the recommendation of the Compensation Committee, will establish the form and amount of compensation to be paid to non-management directors. Directors who are also employees of the Company receive no additional compensation for serving on the Board. The Compensation Committee will conduct an annual review of Board compensation, which will include information obtained from one or more third-party reports or surveys in order to compare the Company’s Board compensation practices with those of other public companies in the Company’s peer group or of comparable size.

      29.     Stock Ownership Guidelines. The Board believes that significant direct ownership of ACS stock (excluding unexercised stock options) by directors aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board has established stock ownership guidelines for the directors.

Management Review and Succession Planning

      30.     Annual Compensation Review of Executive Management. The Compensation Committee, in consultation with the Chairman of the Board, will annually approve the goals and objectives for compensating the Chief Executive Officer. The Compensation Committee and the Chairman of the Board will evaluate the CEO’s performance in attaining these goals before setting the CEO’s salary, bonus and other incentive and equity compensation. The Compensation Committee, in consultation with the Chairman of the Board, will also annually approve the compensation structure for the Company’s other executive management and will evaluate the performance of these officers in attaining these goals before setting the salary, bonus and other incentive and equity compensation for executive management. The salary, bonus and other incentive and equity compensation of the Chairman of the Board is determined annually under his employment agreement with the Company.

      31.     Succession Planning and Management Development. The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, will make an annual report to the Board on succession planning. The Board will work with the Nominating and Corporate Governance

Committee and the Chairman of the Board to evaluate potential successors to the position of Chief Executive Officer and other members of executive management and to establish policies regarding succession in the event of an emergency or retirement of the Chief Executive Officer.

Other Practices

      32.     Policies Relating to Auditors. The Company will request annually that the stockholders ratify the Audit Committee’s selection of auditors. In addition, the Audit Committee has adopted a policy that it will rotate from its current auditors to new auditors within the next five years and thereafter auditors will be rotated every ten years, at minimum, subject to the Audit Committee’s evaluation of circumstances at the time and any determination by the Audit Committee that such rotation would not be in the best interests of the Company and its stockholders.

      33.     Stock Ownership Guidelines. The Board believes that significant direct ownership of ACS stock (excluding unexercised stock options) by executive management of the Company aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board has established stock ownership guidelines for executive management.

      34.     Personal Loans Prohibition. The Company will not extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director or member of the Company’s executive management.

      35.     No Repricing of Stock Options. The Company will not reprice stock options for any reason (including, without limitation, by canceling an outstanding option and replacing such option with a new option with a lower exercise price).

      36.     Guidelines Disclosed in Proxy; Web Site Posting. These Corporate Governance Guidelines will be disclosed annually in the Company’s proxy report. In addition, the Corporate Governance Guidelines, the charters for the Audit, Compensation, and Nominating and Corporate Governance Committees, the Company’s Code of Business Conduct, and other relevant corporate governance information will be posted for public access on the Company’s web site.

APPENDIX C

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF
AFFILIATED COMPUTER SERVICES, INC.
(the “Corporation”)

AS REVISED AND ADOPTED ON SEPTEMBER 11, 2003

I.	Purpose

      The primary functions of the Audit Committee (the “Committee”) are to:

(A) assist board oversight by reviewing (1) the financial reports and other financial information provided by the Corporation to any governmental body or the public, including but not limited to, the integrity of the Corporation’s financial statements and the Corporation’s compliance with legal and regulatory requirements, (2) the Corporation’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, (3) the Corporation’s auditing, accounting and financial reporting processes, including, but not limited to, the independent accountant’s qualifications and independence and the performance of the Corporation’s internal audit function and independent accountants; and

(B) prepare the report, required by the proxy rules of the Securities and Exchange Commission (“SEC”), to be included in the Corporation’s annual proxy statement, or, if the Corporation does not file a proxy statement, in the Corporation’s annual report filed on Form 10-K with the SEC.

      Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	Composition

      The Committee shall be comprised of at least three (3) directors as determined by the Board, each of whom shall be independent directors. The independence of a director will be determined in accordance with the applicable requirements of the New York Stock Exchange, including, but not limited to Section 303 A (6) of the New York Stock Exchange Listed Company Manual, (or other exchange on which shares of the Corporation may be listed) and the requirements of the SEC. The Board, in the exercise of its business judgment, shall determine that (A) all members of the Committee are financially literate and (B) at least one member of the Committee shall be a financial expert (as defined in SEC Regulation S-K, item 401 (e), and any amendment thereof). Committee members may enhance their familiarity with finance and accounting by participating in education programs conducted by the Corporation or an outside consultant. No Committee member may simultaneously serve on the audit committee of more than two other public companies.

      The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Meetings

      The Committee shall hold a regularly scheduled meeting during each fiscal quarter and shall also meet each quarter to review the Corporation’s financials consistent with Section IV and approve the quarterly or annual, as applicable, earnings release and, to review and discuss with management the certification process undertaken in connection with the applicable ’34 Act Reports. In addition, the Committee shall also hold special meetings as circumstances dictate. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of Risk Advisory Services (the Corporation’s internal audit department) and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The presence of the Chair of the Committee and one other member of the Committee will constitute a quorum. A majority of the Committee members present at any Committee meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent. The Chair of the Committee shall designate a person, who need not be a member, to act as secretary, and minutes of the Committee’s proceedings shall be kept in minute books provided for that purpose.

IV.	Responsibilities and Duties

      To fulfill its responsibilities and duties the Committee shall:

Reporting/ Report Review

      1. Report regularly to the Board of Directors with respect to the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Corporation’s independent accountants, and the performance of Risk Advisory Services.

      2. Discuss with management and the independent public accountants the annual audited financial statements, quarterly financial statements, and reported earnings prior to the release thereof to the public and earnings guidance provided to analysts and ratings agencies, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

      3. Review the Corporation’s other reports or other financial information submitted to any government body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. This review is to encompass significant transactions not a normal part of the Corporation’s operations; changes, if any, during the year in the Corporation’s accounting principles operations; changes, if any, during the year in the Corporation’s accounting principles or their application and significant adjustments proposed by the independent public accountants.

Independent Accountants

      4. Appoint, retain, compensate, and terminate the independent accountants considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. Independent accountants includes any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audits, reviews or at least services as part of reports filed with the SEC. Each such independent accountant shall report directly to the Committee.

      5. Evaluate the independent accountant’s qualifications, performance and independence, including a review and evaluation of the lead partner, assessing whether there is a rotation of the lead audit partner as required by law. The Company will rotate from its current auditors to new auditors within the next five years and thereafter auditors will be rotated every ten years, at minimum, subject to the Audit Committee’s evaluation of circumstances at the time and any determination by the Audit Committee that such rotation would not be in the best interests of the Company and its stockholders.

      6. Approve all non-audit engagements to be performed by the independent accountants prior to commencement of services, but the Committee may delegate authority to the Committee Chairman to approve such non-audit engagement, with such approval to be ratified by the full Committee at its next regularly scheduled meeting.

      7. Discuss with the independent public accountants the quality of the Corporation’s financial and accounting personnel and any relevant recommendations that the independent public accountants may have, including a consideration of the improvement of internal financial controls and a review of accounting policies and management reporting systems.

      8. At least on an annual basis, obtain and review a report by the independent accountants describing:

(a) the firm’s internal quality-control review;

(b) any material issues raised by the most recent internal quality-control review, or peer reviews, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and

(c) all significant relationships the accountants have with the Corporation to determine the accounts’ independence.

      9. Review written responses of management to the comments and recommendations of the independent public accountants, as applicable.

      10. Periodically meet separately with the independent accountants, and management to discuss internal controls, fullness and accuracy of the organization’s financial statements, and any such other accounting and auditing matters as the Committee deems necessary.

      11. Review with the independent accountants any audit problems or difficulties and management’s response thereto.

      12. Set clear hiring policies in accordance with rules promulgated by the SEC, for employees and former employees of the independent accountants.

      13. In consultation with the independent accountants, review the integrity of the organization’s financial reporting processes, both internal and external.

      14. Inquire as to the independent accountants regarding accounting policies and alternatives to those policies views and consider the independent accountants’ judgments about whether management’s choices of accounting policies are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those policies are common practices or are minority practices.

      15. Consider, in consultation with the independent accountant’s and management, the audit scope and plan of the independent accountants.

      16. Review any significant disagreement, disputes or difficulties among management and the independent accountants in connection with the preparation of the financial statements and other matters related to the conduct of the audit, which are to be communicated to the Committee under Generally Accepted Auditing Standards.

      17. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Internal Audit (Risk Advisory Services)

      18. Periodically meet separately Risk Advisory Services and management to discuss internal controls, fullness and accuracy of the organization’s financial statements, and any such other operational, accounting and auditing matters as the Committee deems necessary.

      19. Review the regular internal reports to management prepared by the Risk Advisory Services department and management’s response thereto.

      20. In consultation with the Risk Advisory Services, review the integrity of the organization’s financial internal reporting processes.

      21. Consider, in consultation with the independent accountant’s and management, the audit scope and plan of the Risk Advisory Services.

      22. Review any significant disagreement, disputes or difficulties among management and Risk Advisory Services in connection with the preparation of the financial statements and other matters related to the conduct of any internal audit.

      23. Review with Risk Advisory Services and management the extent to which changes or improvements in financial, operational or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

      24. Review activities, organizational structure, and qualifications of Risk Advisory Services.

Financial Reporting Process

      25. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices, as suggested by the independent accountants, management, or Risk Advisory Services.

      26. Determine, as regards new acquisitions, dispositions, other transactions or events, the independent accountants’ reasoning for the appropriateness of the accounting principles and disclosures practices adopted by management.

      27. Discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken. Discuss the Corporation’s major financial risk exposure and steps management has taken to monitor and control such exposures.

Ethical and Legal Compliance

      28. Establish procedures for the receipt, retention and treatment of complaints from the Corporation’s employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.

      29. Engage such outside legal, accounting or other advisors to provide such advice and assistance as the Committee deems necessary to carry out its duties, with the Corporation to provide funding, as determined by the Committee, for such outside legal, accounting and other advisors and for any administration expenses of the Committee.

      30. Establish, review and update periodically a Code of Ethical Business Conduct and ensure that management has established a system to enforce this Code.

      31. Review management’s monitoring of the Corporation’s compliance with the organization’s Code of Ethical Business Conduct, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

      32. Consider and recommend to the Board of Directors for approval a Code of Ethics for Senior Financial Officers of the Company.

      33. Periodically review the Company’s Code of Ethical Business Conduct and Ethics and Code of Ethics for Senior Financial Officers and recommend any proposed changes to the Board of Directors for approval.

      34. Receive, retain and determine treatment of material violation of a federal or state securities law, a material breach of fiduciary duty arising under federal or state law, or a similar material violation of any federal or state law that is reported to the Committee by an attorney because the attorney reasonably believes that it would be futile to report such material violation to the General Counsel or Chief Executive Officer or the attorney reasonably believes that the response of the General Counsel or Chief Executive Officer to his report of such material violation was not appropriate or not timely.

      35. Review, with the organization’s counsel, legal SEC compliance matters including corporate securities trading policies.

Safeguards and Security

      36. Receive reports and monitor projects of the Safeguards and Security Committee.

Administrative

      36. Recommend to the Board any appropriate extension or changes in the duties of the Committee.

      37. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

      38. Perform any other activities, duties or responsibilities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

      39. Perform a review and evaluation, at least annually, of the performance of the Committee and its members.

      40. Maintain minutes or other records of meetings and activities of the Committee.

      41. Review and update this Charter as conditions dictate.

APPENDIX D

CHARTER

OF THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF
AFFILIATED COMPUTER SERVICES, INC.
(the “Company”)

AS ADOPTED ON SEPTEMBER 11, 2003

I.	Purpose

      The Compensation Committee (the “Committee”) shall:

a. Discharge the responsibilities of the Board of Directors (the “Board”) with respect to the Company’s compensation programs and compensation of the Company’s executives; and

b. Approve an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the New York Stock Exchange, Inc. (the “NYSE”), Securities and Exchange Commission (the “SEC”) and other regulatory bodies.

      The Committee’s role is one of oversight. The Committee shall not act as a fiduciary with respect to any benefit plans or programs under ERISA or otherwise, except as may be required by applicable law.

II.	Composition

      The Committee shall be comprised of two or more members of the Board, each of whom is determined by the Board to be “independent” under the rules of the NYSE. Additionally, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Board shall select members based upon their knowledge and experience in compensation matters and with care to avoid any conflicts of interest. The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by majority vote of the Board. Unless a Chair is elected by the full Board, the members of the Committee shall designate a Chair by the majority vote of the full Committee membership. The Chair shall be entitled to cast a vote to resolve any ties. The Chair will chair all regular sessions of the Committee and set the agendas for Committee meetings. In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

III.	Meetings

      The Committee shall meet as frequently as circumstances dictate, but not less than once in any fiscal year. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities. A majority of the Committee members, but not less than two, will constitute a quorum. A majority of the Committee members present at any Committee meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent. The Chair of the Committee shall designate a person, who need not be a member, to act as secretary, and minutes of the Committee’s proceedings shall be kept in minute books provided for that purpose.

IV.	Responsibilities and Duties

      The Committee shall have the following responsibilities and duties:

Setting Compensation for Executive Officers and Directors

      1. Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and President and Chief Operating Officer and evaluate the performance of the Chief Executive Officer and President and Chief Operating Officer in light of the criteria and, based on such evaluation, review and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer and President and Chief Operating Officer. Review and approve the calculation of the compensation of the Chairman based on his Employment Agreement.

      2. Review and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the remaining executive officers of the Company.

      3. In connection with executive compensation programs:

A. Review and recommend to the full Board, or approve, new executive compensation programs;

B. Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); and

C. Establish and periodically review policies for the administration of executive compensation programs.

      4. Review and approve annual performance goals for performance-based compensation that is intended to be tax deductible under Section 162 (m) of the Internal Revenue Code and determine whether the performance goals and objectives are attained.

      5. The Committee shall periodically review and make recommendations to the Board with respect to the compensation of the non-management Directors.

Monitoring Incentive and Equity-Based Compensation Plans

      6. Review and make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based plans.

      7. Review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s shareholders.

      8. Review and approve all awards of stock options or other awards pursuant to the Company’s equity-based plans.

      9. Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

Reports

      10. Approve an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations of the NYSE, SEC and other applicable regulatory bodies.

      11. Report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or any other member of the Committee designated by the Committee to make such report.

Administrative

      12. Recommend to the Board any appropriate extension or changes in the duties of the Committee.

      13. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

      14. Perform any other activities, duties or responsibilities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

      15. Perform a review and evaluation, at least annually, of the performance of the Committee and its members.

      16. Maintain minutes or other records of meetings and activities of the Committee.

      17. Review and update this Charter as conditions dictate.

APPENDIX E

CHARTER

OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
OF
AFFILIATED COMPUTER SERVICES, INC.
(the “Company”)

AS ADOPTED ON SEPTEMBER 11, 2003

I.	Purpose

      The purpose of the Nominating and Governance Committee (the “Committee”) is to:

a. Identify individuals qualified to become a member of the Board of Directors (“Board”);

b. Recommend director nominees to be proposed for election at the annual meeting of stockholders;

c. Recommend directors for appointment to Board committees;

d. Develop and recommend to the Board for approval, revisions to the Corporate Governance Guidelines of the Company; and

e. Assist the Board in developing and implementing “best practices” to enhance the quality of the Company’s corporate governance.

II.	Composition

      The Nominating and Governance Committee shall consist of such number of members of the Board of the Company as shall be appointed by the Board from time to time, but in no event shall the Committee consist of fewer than two members. The Board shall designate the Chairperson of the Committee. Each member of the Nominating and Governance Committee shall meet the applicable independence requirements of the New York Stock Exchange and any other legal requirements applicable to Committee members. The Board may change the membership of the Committee at any time.

      Unless otherwise prohibited by the Company’s Certificate of Incorporation or Bylaws, the Nominating and Governance Committee may form and delegate authority to any subcommittee as it deems appropriate or advisable.

III.	Meetings

      The Committee shall meet as frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All nonmanagement directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities. A majority of the Committee members, but not less than two, will constitute a quorum. A majority of the Committee members present at any Committee meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent. The Chair of the Committee shall designate a person, who need not be a member, to act as secretary, and minutes of the Committee’s proceedings shall be kept in minute books provided for that purpose.

IV.	Responsibilities and Duties

      The Nominating and Governance Committee shall:

Board and Committees

      1. Establish and review with the Board annually criteria for Board membership, which will be generally described in the Company’s Corporate Governance Guidelines.

      2. Identify, evaluate and recruit individuals qualified for Board membership.

      3. Recommend, subject to the approval of the Chairman, to the Board non-management director nominees to be proposed for election at the annual meeting of stockholders.

      4. Recommend, subject to the approval of the Chairman, for election by the Board non-management director nominees to fill vacancies or newly-created directorships.

      5. Review the independence of each director under applicable requirements set forth in the Company’s Bylaws and present findings and recommendation to the Board.

      6. Recommend to the Board nominees for appointment, including a Chairperson, to each committee of the Board.

      7. Review, and make recommendations to the Board with respect to, the size, structure, composition, processes and practices of the Board and the Board committees.

      8. Develop and oversee an orientation program for new Board members.

      9. Facilitate the participation of directors in relevant continuing education programs when requested by a director or when the Board concludes that such education would be of significant benefit to a director.

Performance Evaluations and Succession Planning

      10. Implement and oversee the annual performance evaluation of the Board and each committee of the Board (including a review by the Committee of its own performance), and provide a report of the results to the Board.

      11. Oversee the processes by which the CEO and executive management are evaluated.

      12. In consultation with the Chairman of the Board, develop a succession plan and make an annual report to the Board on succession planning.

Corporate Governance Guidelines

      13. Periodically review the Company’s Corporate Governance Guidelines and recommend revisions to the Board, as appropriate.

Administrative

      14. Recommend to the Board any appropriate extension or changes in the duties of the Committee.

      15. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

      16. The committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

      17. Perform any other activities, duties or responsibilities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

      18. Perform a review and evaluation, at least annually, of the performance of the Committee and its members.

      19. Maintain minutes or other records of meetings and activities of the Committee.

      20. Review and update this Charter as conditions dictate.

AFFILIATED COMPUTER SERVICES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 30, 2003
SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Affiliated Computer Services, Inc., a Delaware corporation (the “Corporation”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated September 29, 2003 and the Corporation’s Annual Report and hereby appoints Mark A. King, William L. Deckelman, Jr. and Warren D. Edwards, or any of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas 75204, on October 30, 2003 at 11:00 a.m., Dallas, Texas time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business or matters that may properly come before the meeting or any adjournment or adjournments thereof:

(Continued and to be signed on the reverse side)

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Please mark your votes as indicated in this example	☒

		FOR all nominees listed below
		(except as indicated below)	WITHHOLD			FOR	AGAINST	ABSTAIN
1.	To elect seven (7) Directors to serve until the Annual Meeting of Stockholders for the year 2004 or until their successors are duly elected and qualified.	☐	☐	2.	To approve the performance-based incentive compensation for the Corporation’s executive officers	☐	☐	☐

	If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.			3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditors for fiscal year 2004	☐	☐	☐

	Nominees: Darwin Deason; Jeffrey A. Rich; Mark A. King; Joseph P. O’Neill; Frank A. Rossi; J. Livingston Kosberg; Dennis McCuistion
						THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE PERFORMANCE-BASED INCENTIVE COMPENSATION FOR THE CORPORATION’S EXECUTIVE OFFICERS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
						STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY PREVIOUSLY MAILED THIS PROXY.

SIGNATURE(s)                                                                                                                                    DATED:                              , 2003
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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